Exhibit 10.11
AMENDMENT TO
THE WILLIAMS COMPANIES, INC. 2002 INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 23, 2004)
AND AWARD AGREEMENTS THEREUNDER
This Amendment (“Amendment”) to The Williams Companies, Inc. 2002 Incentive Plan (as amended and restated effective January 23, 2004) (“Plan”), and to Award Agreements pursuant to which Awards have previously been made thereunder, is hereby adopted effective the 26th day of January, 2007.
WHEREAS, Section 4.2 of the Plan provides that upon the occurrence of certain events, adjustments may be made to (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted under the Plan, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price with respect to any award under the Plan or provision made for a cash payment to the holder of an outstanding Award, (d) the number and kind of Shares of outstanding Restricted Shares or relating to any other outstanding Award in connection with which Shares are subject, and (e) the number of Shares with respect to which Awards may be granted to a Grantee; and
WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company to provide protection against both dilution and accretion of Awards and greater assurance of the continued ability of the Company to make Awards under the Plan upon the occurrence of certain events;
NOW, THEREFORE, the Plan and each Award Agreement pursuant to which Awards under the Plan have been granted and remain outstanding are hereby amended as follows:
1. Section 4.2 of the Plan is amended and restated in its entirety to read as follows:
4.2 Adjustments in Authorized Shares and Awards. In the event of any dividend or other distribution (whether in the form of cash, Shares, or other property, but excluding regular, quarterly cash dividends), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that affects the Shares, provided that any such transaction or event referred to heretofore does not involve the receipt of consideration by the Company, then the Committee shall, in such manner as it deems equitable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of outstanding Shares of Restricted Stock or relating to any other outstanding Award in connection with which Shares are subject, (e) the number of Shares with respect to which Awards may be granted to a Grantee, as set forth in Section 4.3 and (f) the number of Shares subject to outstanding Restricted Stock Units granted under Section 13.5; provided, in each case, that with respect to Awards of Incentive Stock Options intended as of the grant date to qualify as Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number. By way of example and not limitation, neither the conversion of any convertible securities of the Company nor the open market purchase of Shares by the Company shall be treated as a transaction that “does not involve the receipt of consideration” by the Company.
2. Each Award Agreement pursuant to which an Award was made under the Plan and that remains outstanding as of the date this Amendment is hereby amended to incorporate Section 4.2 as amended and restated as set forth in Paragraph 1 above, but only to the extent that application of such amendment would not adversely affect such Award in any material way.
3. Except as set forth in Paragraphs 1 and 2 above, the Plan and Award Agreement and all of their respective terms and conditions shall continue in effect.
4. All capitalized terms in this Amendment shall have the meanings set forth in the Plan except to the extent otherwise defined herein.
This Amendment is hereby approved and adopted effective as of the date first set forth above.